UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 4, 2016

The Manitowoc Company, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2400 S. 44th Street, Manitowoc, Wisconsin 54221-0066
(Address of principal executive offices including zip code)

(920) 684-4410
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05    Costs Associated with Exit or Disposal Activities.
On August 4, 2016, the Manitowoc Company, Inc. (the “Company”) Board of Directors authorized management to launch a restructuring program to optimize the Company’s U.S. manufacturing footprint. On August 8, 2016, the Company announced its intent to relocate its crawler crane manufacturing operations located in Manitowoc, Wisconsin to Shady Grove, Pennsylvania beginning in the third quarter of 2016, with completion anticipated by the third quarter of 2017.  This initiative is intended to increase operational efficiency and allow the Company to reallocate resources to invest in future growth.  The Company will involve local stakeholders, including relevant employee representatives, at the impacted location in compliance with local practices and requirements.

Under the program, the Company expects to incur cash charges related to severance costs and other employment-related benefits in the range of $10 to $15 million, capital expenditures in the range of $10 to $15 million, and other costs in the range of $15 to $20 million. Non-cash charges, primarily related to fixed assets and inventory related charges are expected to be in the range of $30 to $40 million.

Item 2.06     Material Impairments

With the Company’s announced intent to relocate its crawler crane manufacturing operations from Manitowoc, Wisconsin to Shady Grove, Pennsylvania by the third quarter of 2017, the Company has decided to no longer continue to implement its SAP enterprise resource planning (“ERP”) platform and will recognize a non-cash impairment charge associated with accumulated costs of approximately $75 to $80 million in the second half of 2016, including amounts specifically related to the SAP environment for the Manitowoc, Wisconsin crawler crane manufacturing operation.

This Current Report on Form 8-K contains forward-looking statements regarding expectations about the Company’s recently announced restructuring program, including expected costs and timing, expected employment changes, future cost reductions and expected savings. In addition, there are forward-looking statements about other restructuring activities expected efficiencies. Factors that could affect these forward-looking statements include but are not limited to: potential delays or failure to implement specific initiatives within the restructuring program; technical difficulties in, and production difficulties resulting from, relocating and reorganizing manufacturing operations; a reduction in demand for the Company’s products; fluctuations in currency exchange rates; failure to achieve expected organizational and operational efficiencies; unanticipated additional hiring that may reduce organizational efficiencies; failures, delays or other problems arising from the negotiations with trade unions (including possible work stoppages); and failures, delays or other problems arising from regulatory or judicial review of the activities related to the general restructuring program or any current or future initiatives within the program. Such forward-looking statements speak only as of the date of this Report. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Please also refer to the Company’s other filings with the U.S. Securities and Exchange Commission for other risk factors in the Company’s business, including those disclosed in “Risk Factors” in the Company’s Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE MANITOWOC COMPANY, INC.
(Registrant)

DATE: August 9, 2016	/s/ Louis F. Raymond
Louis F. Raymond
Vice President, General Counsel and Secretary

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